CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-86438) of Permanent Bancorp, Inc. (the "Company") of our report dated May 14, 1997 appearing in this Annual Report on Form 10-K of the Company for the year ended March 31, 1997.





/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
June 30, 1997
Indianapolis, Indiana